EXHIBIT 11


                                                                May 4, 2001

Private Equity Holding AG
Dreikonigstrasse 37, CH-8022
Zurich, Switzerland
Attn:  Dr. Petra Salesny


Dear Dr. Salesny:

     Reference is hereby made to the Agreement of Limited Partnership (the "Partnership Agreement") of Trefoil Euro Fund, L.P. (the "Partnership"), dated as of April 8, 1999, by and among Shamrock Euro, L.L.C., as the general partner (the "General Partner"), Private Equity Holding AG, as a limited partner ("Private Equity"), and Shamrock Holdings, Inc., as a limited partner ("Shamrock Holdings"). Terms used herein and not otherwise defined shall have the meaning assigned to them in the Partnership Agreement.

     Since the formation of the Partnership, certain affiliates of the General Partner and Shamrock Holdings (collectively, the "Shamrock Entities") have made investments in various companies in Israel and Europe, as described below, which the parties to the Partnership Agreement desire to be held by the Partnership. Pending determination of a structure that best meets the requirements of all the parties (the "Structure"), the Partnership has not directly made these or any other investments, and none of such parties have made Capital Contributions directly to the Partnership. Instead of making Capital Contributions in connection with these investments, as it would have if the investments had been made by the Partnership, Private Equity has made certain payments to the Shamrock Entities in the aggregate amount of approximately US$***, representing one-half of the investment in these companies by the Shamrock Entities (including one-half of certain expenses incurred in connection with these investments and, in certain cases, an interest factor), US$***, representing the management fee contributions and US$***, representing reimbursement for organizational costs incurred that would have been payable under the Partnership Agreement by Private Equity.

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***  MATERIAL OMITTED AND FILED SEPARATELY WITH SEC PURSUANT TO A REQUEST
     FOR CONFIDENTIAL TREATEMENT

     This letter is to confirm that the Shamrock Entities have purchased the following interests in the following entities (together, the "Investments") with the amounts funded by Private Equity and the Shamrock
Entities:


                                                               TOTAL COST TO PEH
        ENTITY                        INTEREST                  AND SHAMROCK***
-------------------------   ----------------------------------  ----------------
***                         ***                                           ***
-------------------------   ----------------------------------  ----------------
***                         ***                                           ***
-------------------------   ----------------------------------  ----------------
***                         ***                                           ***
-------------------------   ----------------------------------  ----------------
Paradigm Geophysical Ltd.   1,649,943 Ordinary Shares                     ***
-------------------------   ----------------------------------  ----------------
Gilat Communications Ltd.   $25,000,000 in principal amount               ***
                            of 7% Convertible Notes
-------------------------   ----------------------------------  ----------------
***                         ***                                           ***
-------------------------   ----------------------------------  ----------------

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***  MATERIAL OMITTED AND FILED SEPARATELY WITH SEC PURSUANT TO A REQUEST
     FOR CONFIDENTIAL TREATEMENT


     Pending the determination of the Structure, we hereby confirm that the Investments are being held by the Shamrock Entities in part for the benefit of Private Equity in accordance with its interest in the Partnership. We hereby confirm that the Shamrock Entities will transfer the legal ownership of the Investments to the Partnership promptly upon the determination of the Structure (including the manner of transfer of these Investments to the Partnership).

     We further confirm that any proceeds or distributions in kind received by the Shamrock Entities in respect of the Investments prior to the determination of the Structure shall be held by the Shamrock Entities in part for the account of Private Equity in accordance with its interest in the Partnership. Thus, any such amounts, net of any taxes borne by any of the Shamrock Entities, or any required withholding, as a result of the Shamrock Entities' ownership of them, will be allocated and distributed to the Shamrock Entities, on the one hand, and PEH, on the other hand, in a manner intended to duplicate, to the extent possible, the economics provided for in the distribution section of the Partnership Agreement as if the Investments had been made directly by the Partnership. For purposes of determining the distributions that would have been made under the Partnership Agreement and allocating these amounts to PEH and the Shamrock Entities, the Shamrock Entities will be treated as holding collectively both the ***% general partners' interest of the General Partner and the ***% limited partners' interest of Shamrock Holdings.

                                    ***

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***  MATERIAL OMITTED AND FILED SEPARATELY WITH SEC PURSUANT TO A REQUEST
     FOR CONFIDENTIAL TREATEMENT


     Promptly following the execution hereof, the Partnership Agreement will be amended to change the currency in which transactions are denominated from euros to United States dollars, to change the capital commitments to appropriate dollar-denominated amounts and otherwise as the parties may agree.


                                               Sincerely,

                                               Shamrock Euro, L.L.C.


                                               By: /s/ Robert G. Moskowitz
                                                  --------------------------
                                                  Name:  Robert G. Moskowitz
                                                  Title: Vice President


Agreed:

Private Equity Holding AG


By: /s/ Ulrich Geilinger
   -------------------------
   Name:  Ulrich Geilinger
   Title: Deputy Chief Executive Officer


cc:  Edward S. Rosenthal, Esq.
     Carl A. Ruggiero, Esq.